Exhibit 99.1

Riot Blockchain Announces Strategic Investment in Verady, a Blockchain Technology Company

CASTLE ROCK, Colo., Nov. 16, 2017 – Riot Blockchain, Inc., (Nasdaq: RIOT) (the “Company”) today announced it has made a strategic investment in Verady, LLC (“Verady”).  Verady combines blockchain technology and industry thought leadership to bring accounting standards and audit services to the cryptocurrency market.  Verady provides accounting, audit, and verification for blockchain based assets such as cryptocurrencies.  The Company's investment in Verady will be used to further advance its technology and increase the size of its team.

Founded in 2016, Verady recently launched VeraNet, a decentralized network of financial reporting and accounting tools targeted to the needs of the cryptocurrency community. Verady follows recent investments the Company has made into Coinsquare, Tess, and its Bitcoin mining operation.

“This investment continues our commitment to building blockchain technologies,” said John O’Rourke, Chairman and Chief Executive Officer of Riot Blockchain. “With recent highs in Bitcoin and other cryptocurrency valuations, there is significant market potential for blockchain and digital asset technologies. We will continue to increase our involvement and support of the blockchain ecosystem, as we ramp up our Bitcoin mining operations.”

“As early movers in the crypto audit and accounting ecosystem, the investment from Riot Blockchain will enable us to enhance our services which are crucial to the adoption and growth of blockchain assets.” said Kell Canty, Co-founder and CEO of Verady.

The blockchain is a decentralized and encrypted ledger that offers a secure, efficient, verifiable and permanent way of storing records and other information without the need for intermediaries. These protocols are the backbone of numerous digital cryptocurrencies, including Bitcoin, Ethereum and Litecoin. Blockchain protocols have a wide range of use, including processing transactions, managing medical records, verification and proof of ownership across a far-reaching spectrum of applications.

About Verady

Verady provides cryptocurrency accounting and audit technology services through VeraNet, where financial institutions, corporations, and individuals can audit, account, and report on blockchain assets. Verady believes traditional accounting systems, firms, and standards are currently lacking functionality around cryptocurrencies. VeraNet will be the bridge between cryptocurrencies and traditional financial accounting which is needed to further their acceptance and growth. For more information about Verady please visit Verady.com or follow @veradyinfo on Twitter.

About Riot Blockchain

Riot Blockchain, Inc., (formerly Bioptix, Inc.) leverages its expertise and network to build and support blockchain technologies.  It is establishing an Advisory Board with technical experience intending to become a leading authority and supporter of blockchain, while providing investment exposure to the rapidly growing Bitcoin and blockchain ecosystems. For more information, visit http://www.RiotBlockchain.com/.

The company continues to maintain its existing Bioptix business segment, including its royalty license stemming from an Exclusive License Agreement with Ceva Santé Animale S.A., providing an exclusive worldwide royalty-bearing license, until December 31, 2028, to develop, seek regulatory approval for and offer to sell, market, distribute, import and export luteinizing hormone and/or follicle-stimulating hormone products for cattle, equine and swine for the assistance and facilitation of reproduction.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com

Investor Contact
IR@RiotBlockchain.com